Exhibit 24
Horizon Bancorp

Limited Power of Attorney

The undersigned director of HORIZON BANCORP, an Indiana corporation (the “Company”), does hereby make, constitute and appoint each of Craig M. Dwight and Mark E. Secor, and each of them with the power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments to a Registration Statement or Registration Statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, and any other documentation in connection therewith, to be filed by said Company with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 22nd day of January, 2014.

/s/ Susan D. Aaron	/s/ Daniel F. Hopp
Susan D. Aaron	Daniel F. Hopp

/s/ Lawrence E. Burnell	/s/ Larry N. Middleton
Lawrence E. Burnell	Larry N. Middleton

/s/ Craig M. Dwight	/s/ Peter L. Pairitz
Craig M. Dwight	Peter L. Pairitz

/s/ James B. Dworkin	/s/ Robert E. Swinehart
James B. Dworkin	Robert E. Swinehart

/s/ Charley E. Gillispie	/s/ Spero W. Valavanis
Charley E. Gillispie	Spero W. Valavanis

STATE OF INDIANA	)
) SS:
COUNTY OF LAPORTE	)

Before me, a Notary Public, in and for said county and state, personally appeared Susan D. Aaron, Lawrence E. Burnell, Craig M. Dwight, James B. Dworkin, Charley E. Gillispie, Larry N. Middleton, Peter L. Pairitz, Robert E. Swinehart and Spero W. Valavanis, who executed the above and foregoing Limited Power of Attorney on January 22, 2014.

Witness my hand and Notarial Seal this 22nd day of January, 2014.

/s/ Patricia A. Baxter
Notary Public

Patricia A Baxter
Printed Name

My Commission Expires: 3-21-2021	Residing in LaPorte County, Indiana

STATE OF MICHIGAN	)
) SS:
COUNTY OF BERRIEN	)

Before me, a Notary Public, in and for said county and state, personally appeared Daniel F. Hopp, who executed the above and foregoing Limited Power of Attorney on January 22, 2014.

Witness my hand and Notarial Seal this 22nd day of January, 2014.

/s/ Amy Lausman
Notary Public

Amy Lausman
Printed Name

My Commission Expires: August 13, 2020	Residing in Berrien County, Michigan

[NOTARY SEAL]